Contacts: Investor Relations: Meredith Burns ir@cimpress.com Media Relations: Sara Litwiller mediarelations@cimpress.com Cimpress Agrees to Purchase SAXOPRINT and viaprinto from CEWE DUNDALK, Ireland, May 11, 2026 – Cimpress plc (Nasdaq: CMPR) has signed a definitive agreement with CEWE Stiftung & Co. KGaA to purchase its SAXOPRINT and viaprinto businesses (CEWE’s Commercial Online Print segment). Through this tuck-in acquisition, Cimpress will grow its manufacturing capabilities in Germany, and will also welcome two new customer-focused brands into its PrintBrothers segment of upload and print businesses. SAXOPRINT, based in Dresden, Germany, serves business customers and is known for its high-quality low-cost production capabilities for flyers, booklets, brochures, catalogs and magazines. viaprinto, based in Münster, Germany, is a reseller known for serving business customers through an intuitive user experience and value-added services. Collectively, these businesses generated €89.6 million in revenue in calendar year 2025 with approximately 10% EBITDA margins. “This tuck-in acquisition by our PrintBrothers segment extends Cimpress’ deep expertise and scale advantages in manufacturing, improving our ability to help millions of business customers build brands, stand out and grow via customized physical marketing products and branded merchandise,” said Robert Keane, founder, chairman and CEO of Cimpress. “We have clear near-term plans to drive significant synergies through cross-Cimpress fulfilment. Multiple Cimpress businesses will leverage SAXOPRINT’s world-class production capabilities for its primary products, and SAXOPRINT will source other products from Cimpress’ focused production hubs across Europe. Those synergies, other near-term cash generation opportunities, and SAXOPRINT’s standalone cash flow are expected to generate base case returns on capital well in excess of 20%. This acquisition should enhance Cimpress’ per-share free cash flow as we execute against our previously announced FY2028 financial targets without changing our established plans to meaningfully reduce net leverage over the next two fiscal years. We look forward to welcoming the SAXOPRINT and viaprinto team members to Cimpress upon closing.” “This sale follows the ‘best-owner’ principle,” said Thomas Mehls, CEO of CEWE. “We have a strong commercial online print business, but we believe its future potential is best realized under an owner like Cimpress, whose entire strategy aligns very closely to COP’s focus and capabilities. This allows CEWE to direct its full energy toward photo finishing, where we have built a leading position and where we see the greatest value creation for our customers and shareholders through continued growth.” The acquisition is subject to customary closing conditions, including antitrust approval, and is expected to close in the first half of Cimpress’ FY2027 (July 2026 - December 2026). Leadership team members of Cimpress’ PrintBrothers segment are expected to co-invest alongside Cimpress and purchase a minority ownership interest in these acquired businesses equivalent to their interest in the other PrintBrothers segment businesses. About Cimpress Cimpress plc (Nasdaq: CMPR) helps millions of businesses build brands, stand out and grow via customized physical marketing products and branded merchandise. Founded in 1995, Cimpress has become the global leader in web-to-print mass customization, delivering high-quality, affordable customized physical products quickly and conveniently, even in very low quantities. Cimpress brands include VistaPrint, WIRmachenDRUCK, Pixartprinting, Pens.com, BuildASign, druck.at, Drukwerkdeal, easyflyer, Exaprint, Packstyle, Printi, Tradeprint and BoxUp. To learn more, visit cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. SAFE HARBOR STATEMENT: This press release contains statements about Cimpress’ future expectations, plans and prospects of its business that constitute forward-looking statements within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including but not limited to the anticipated closing of the acquisition and timing thereof and its effects on Cimpress’ financial results and business; growing Cimpress’ manufacturing capabilities in Germany; extending Cimpress’ expertise and scale advantages in manufacturing, improving its ability to help business customers; plans to drive significant synergies and for other near-term cash generation opportunities; generating base case returns on capital well in excess of 20%; enhancing per-share free cash flow; executing against FY2028 financial targets without changing plans to meaningfully reduce net leverage over the next two fiscal years; and the expected co-investment for a minority interest in the acquired businesses.. Forward-looking statements are inherently uncertain, are based on assumptions and judgments by management, and are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the risk that the parties may not be able to obtain the necessary regulatory approvals or to satisfy any of the other conditions to the acquisition in a timely manner or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; risks related to the inability to realize synergies or other benefits or to implement integration plans and other consequences associated with the proposed acquisition; the risk that the proposed acquisition and its announcement or other announcements relating to the proposed acquisition could have adverse effects on the market price of Cimpress’ common stock or on its operating results and business generally. The foregoing list of risks and uncertainties that could cause actual results to differ from those described in forward-looking statements is not exhaustive. Further information relating to factors that may impact Cimpress’ results and forward-looking statements are disclosed in its filings with the Securities and Exchange Commission (“SEC”). In addition, Cimpress’ statements and projections in this press release represent its expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. Cimpress specifically disclaims any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing Cimpress’ expectations or beliefs as of any date subsequent to the date of this press release.